Exhibit 99.1

HOST MARRIOTT REPORTS RESULTS OF OPERATIONS FOR FIRST QUARTER 2003

BETHESDA, MD; April 30, 2003 – Host Marriott Corporation (NYSE: HMT), the nation’s largest lodging real estate investment trust (REIT), today announced results of operations for the first quarter of 2003. The first quarter results reflect the difficult operating environment due to the war in Iraq and a generally weak economy that has resulted in reduced group and business travel. First quarter results include the following:

•	The Company’s diluted loss per share was $.16 for the first quarter 2003 versus a diluted loss per share of $.03 for the first quarter of 2002.

•	Total revenue was $805 million for the first quarter of 2003 versus $787 million for the first quarter of 2002, and the net loss available to common shareholders was $43 million for the first quarter of 2003 and $8 million for the first quarter of 2002.

•	Comparative Funds From Operations, or Comparative FFO, was $.16 per diluted share for the first quarter 2003 versus $.24 per diluted share for the first quarter of 2002.

•	Earnings before Interest Expense, Income Taxes, Depreciation and Amortization and other non-cash items, or EBITDA, was $175 million for the first quarter 2003 versus $204 million for the first quarter of 2002.

Comparative FFO and EBITDA are non-GAAP financial measures within the meaning of Securities and Exchange Commission rules and their use is discussed in more detail on page 4 of this release.

Operating Results

Comparable RevPAR for the first quarter declined 5.5% as a result of a 2.4% reduction in average room rate and an occupancy decline of 2.3 percentage points. Operating profit margin and comparable hotel-level EBITDA margin decreased 3.8 percentage points and 3.9 percentage points, respectively.

Christopher J. Nassetta, president and chief executive officer, stated, “We are pleased we have been able to achieve results that were in accordance with our guidance for the first quarter despite the difficult operating environment that has been significantly impacted by the build up to, and the war in Iraq, the increased terror threat levels and the overall weak economy.”

Balance Sheet

As of March 28, 2003, the Company had $313 million in cash on hand and $300 million of availability under its credit facility. The Company has no significant refinancing requirements until 2005 and does not believe that it will need to borrow under the credit facility in 2003.

W. Edward Walter, executive vice president and chief financial officer, stated, “Consistent with our financial strategy for the last 18 months, we will continue to maintain high cash reserves, which combined with limited debt maturities over the next two years, maximizes our financial flexibility in this challenging operating environment and positions us to be able to take advantage of opportunities that arise in the future.”

2003 Outlook

The Company’s updated guidance for RevPAR for full year 2003 is for a decline of approximately 2% to 3% and a second quarter RevPAR decline of approximately 6% to 8%. Based upon this guidance, the Company estimates the following:

•	Diluted loss per share should be approximately $.57 to $.65 for the full year and approximately $.09 to $.12 for the second quarter;

•	Net loss available to common shareholders should be approximately $153 million to $174 million for the full year and approximately $24 million to $32 million for the second quarter;

•	Comparative FFO per share should be approximately $.73 to $.81 for the full year and approximately $.20 to $.23 for the second quarter; and

•	EBITDA should be approximately $750 million to $775 million for the full year.

Based upon the current outlook, the Company expects that it is unlikely that it will pay a meaningful dividend on its common stock in 2003.

This press release contains forward-looking statements within the meaning of federal securities regulations. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions that will affect occupancy rates at our hotels and the demand for hotel products and services; threats of terrorism that affect travel patterns and demand for hotels; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; relationships with property managers; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; and our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes. For further information regarding risks and uncertainties associated with our business, please refer to the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of April 29, 2003 and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Host Marriott is a Fortune 500 lodging real estate company that currently owns or holds controlling interests in 122 upscale and luxury hotel properties primarily operated under premium brands, such as Marriott, Ritz-Carlton, Hyatt, Four Seasons, Swissôtel and Hilton. For further information, please visit the Company’s website at www.hostmarriott.com.

*** Tables to Follow***

HOST MARRIOTT CORPORATION

HOST MARRIOTT CORPORATION

Introductory Notes to Financial Information

The Company

Host Marriott Corporation, herein referred to as we or Host Marriott, is primarily the owner of hotel properties. We operate as a self-managed and self-administered real estate investment trust (REIT). We conduct our operations as an umbrella partnership REIT through an operating partnership, Host Marriott, L.P., or Host LP, of which we are the sole general partner. For each share of our common stock, Host LP has issued to us one unit of operating partnership interest, or OP Unit. When distinguishing between Host Marriott and Host LP, the primary difference is the 10% partnership interests of Host LP held by outside partners as of March 28, 2003, which is reflected as minority interest in our balance sheet and minority interest expense in our statement of operations. Readers are encouraged to find further detail regarding our organizational structure in our annual report on Form 10-K.

Non-GAAP Financial Measures

Included in this press release are non-GAAP financial measures within the meaning of applicable Securities and Exchange Commission rules that we believe are useful to investors. They are as follows: Comparative Funds From Operations, which we refer to as Comparative FFO, Earnings Before Interest Expense, Income Taxes, Depreciation and Amortization and other non-cash items, or EBITDA, and comparable hotel-level results.

FFO and EBITDA

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminish predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be misleading or uninformative. The National Association of Real Estate Investment Trusts, or NAREIT, adopted the definition of Funds From Operations, or FFO, in order to promote an industry-wide standard measure of REIT operating performance that would not have certain drawbacks associated with net income under accounting principles generally accepted in the United States of America, or GAAP. NAREIT defines FFO as net income (computed in accordance with GAAP) excluding gains (or losses) from sales of real estate and real estate-related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Our definition of Comparative FFO is FFO adjusted for significant non-recurring items. We adjust FFO for the tax effect of significant non-recurring items such as the repurchase of the leasehold interests in 2000 and 2001 and tax refunds in 2002. We believe these adjustments to FFO allow our management to have a more accurate measure of our ongoing business for the purposes of budgeting and making decisions relating to future growth. We believe that the presentation of Comparative FFO provides useful information to investors regarding our financial condition and results of operations because it is a measure of our operating performance and our ability to fund capital expenditures and expand our business. In addition, the Compensation Policy Committee of the Board of Directors uses Comparative FFO as a measure of our performance in establishing criteria for compensation and in setting short-term and long-term performance goals for senior management.

Management believes that the presentation of EBITDA also provides useful information to investors regarding our financial condition and results of operations because EBITDA is useful for evaluating our capacity to incur and service debt, fund capital expenditures and to expand our business. Specifically, our lenders and the rating agencies believe that EBITDA is a better measure of unleveraged cash flow that can be isolated by asset and is utilized to determine our ability to service debt and overall property performance. Restrictive covenants in our senior notes indenture and in our credit facility each contain financial ratios based on EBITDA. Management also uses EBITDA as one measure in determining the value of acquisitions and dispositions and, like Comparative FFO, it is also widely used in our annual budget process. We remove non-cash items from EBITDA, which include compensation expense for our comprehensive stock plans, gains on acquisitions and dispositions, income (loss) from equity investments, purchase tax benefits and fair market value adjustments for foreign currency and derivatives.

However, Comparative FFO and EBITDA, as presented, may not be comparable to measures calculated by other companies. This information should not be considered as an alternative to net income, operating profit, cash from operations, or any other operating performance measure prescribed by GAAP. Cash expenditures for various long-term assets, interest expense (for EBITDA purposes only) and other items have been and will be incurred and are not reflected in the EBITDA and Comparative FFO presentations.

HOST MARRIOTT CORPORATION

Introductory Notes to Financial Information

Comparable Hotel-Level Results

We define our comparable hotels as properties that are owned or leased, directly or indirectly, by us and for which we reported operating results throughout 2003 and 2002. We exclude from our comparable operating results hotels that have been acquired or sold during 2003 or 2002, or that have had substantial property damage or that have undergone large scale capital projects. We also exclude rental and other income from non-hotel properties and the results of our leased limited service hotels.

Our operating results for our comparable hotels include unaudited hotel-level EBITDA and the EBITDA margin for these properties. We believe that the comparable hotel-level results help us and our investors evaluate the ongoing operating performance of our properties and facilitate comparisons with other REITs and hotel owners. These measures assist management by providing a baseline to assess property-level results, particularly as we acquire or sell assets. While these measures are based on GAAP, costs such as depreciation, corporate expenses, adjustments for non-comparable reporting periods and other non-core revenues and expenses have been incurred by us and are not reflected in this presentation. As a result, the comparable hotel-level results do not represent our total revenues or operating profit.

Reporting Period

Our operating results are based on a calendar year ended December 31 as required by tax laws relating to REITs. However, our quarterly results are reported on a quarterly schedule that is used by Marriott International, the manager of the majority of our properties, whose year ends on the Friday closest to December 31 and which reflect twelve weeks of operations for the first three quarters of the year and sixteen or seventeen weeks for the fourth quarter of the year. Therefore, in any given quarter, quarter-over-quarter results will have different ending periods. For example, the first quarter of 2003 ended on March 28 and the first quarter of 2002 ended on March 22. As a result, during the first quarter of 2003, we included 87 days of operations, while for first quarter of 2002, we included 81 days of operations.

Approximately one-fourth of our full-service hotels have managers that have a different quarterly accounting calendar from us. For these hotels, which record revenues on a monthly basis versus our four week period, the accompanying consolidated financial statements reflect only two months of operations. We will record three months of operations for these hotels in each of the second and third quarters and four months of operations in the fourth quarter.

Our reported hotel operating statistics (RevPAR, average daily rate, average occupancy and hotel-level EBITDA margins) reflect the twelve weeks, or 84 days, ended March 28, 2003 and March 22, 2002 for our Marriott-managed hotels and two months of operations for our other managers in order to present these measures on a comparable basis.

HOST MARRIOTT CORPORATION

Consolidated Balance Sheet (a)

(unaudited, in millions, except share amounts)

	March 28, 2003	December 31, 2002
ASSETS

Property and equipment, net	$6,973	$7,031
Notes and other receivables	53	53
Due from managers	91	82
Investments in affiliates	127	133
Other assets	503	523
Restricted cash	130	133
Cash and cash equivalents	313	361

	$8,190	$8,316

LIABILITIES AND SHAREHOLDERS’ EQUITY

Debt
Senior notes	$3,236	$3,247
Mortgage debt	2,263	2,289
Other	102	102

	5,601	5,638
Accounts payable and accrued expenses	109	118
Other liabilities	210	252

Total liabilities	5,920	6,008

Minority interest	220	223
Company-obligated mandatorily redeemable convertible preferred securities of a subsidiary whose sole assets are convertible subordinated debentures due 2026 (“Convertible Preferred Securities”)	475	475

Shareholders’ equity
Cumulative redeemable preferred stock (liquidation preference $354 million), 50 million shares authorized; 14.1 million shares issued and outstanding	339	339
Common stock, par value $.01, 750 million shares authorized; 264.5 million shares and 263.7 million shares issued and outstanding, respectively	3	3
Additional paid-in capital	2,100	2,100
Accumulated other comprehensive income (loss)	6	(2)
Accumulated deficit	(873)	(830)

Total shareholders’ equity	1,575	1,610

	$8,190	$8,316

(a)	Our consolidated balance sheet as of March 28, 2003 has been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted. The consolidated balance sheets should be read in conjunction with the consolidated financial statements and notes thereto included in the annual report on Form 10-K for the year ended December 31, 2002.

HOST MARRIOTT CORPORATION

Consolidated Statements of Operations (a)

(unaudited, in millions, except per share amounts)

	Quarter ended
	March 28, 2003	March 22, 2002
Revenues
Rooms	$472	$464
Food and beverage	252	242
Other	52	55

Total hotel sales	776	761
Rental income (b)	27	26
Other income	2	—

Total revenues	805	787

Expenses
Rooms	116	110
Food and beverage	187	175
Hotel departmental expenses	215	195
Management fees	33	36
Other property-level expenses (b)	71	62
Depreciation and amortization	88	83
Corporate and other expenses	14	17

Operating profit	81	109
Minority interest income (expense)	1	(5)
Interest income	3	3
Interest expense	(111)	(105)
Net gains on property transactions	1	1
Equity in losses of affiliates	(6)	(4)
Dividends on Convertible Preferred Securities	(7)	(7)

Loss before income taxes	(38)	(8)
Benefit from (provision for) income taxes	4	(4)

Loss from continuing operations	(34)	(12)
Income from discontinued operations (c)	—	13

Net income (loss)	(34)	1

Less: preferred dividends	(9)	(9)

Net loss available to common shareholders	$(43)	$(8)

Basic and diluted loss per common share	$(.16)	$(.03)

(a)	Our consolidated statements of operations have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted. The unaudited consolidated statements of operations should be read in conjunction with the consolidated financial statements and notes thereto included in our annual report on Form 10-K for the year ended December 31, 2002.

HOST MARRIOTT CORPORATION

Consolidated Statements of Operations (a)

(unaudited, in millions, except per share amounts)

(b)	Rental income and expense are as follows:

	Quarter ended
	March 28, 2003	March 22, 2002
Rental Income
Full-service	$10	$10
Limited service	16	15
Office buildings	1	1

	$27	$26

Rental and Other Expenses (included in “Other property-level expenses”)
Full-service	$1	$1
Limited service	16	16
Office buildings	1	—

	$18	$17

(c)	We adopted SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” effective January 1, 2002. Gains and losses from all subsequent sales of real estate, as well as any income or loss from the property prior to disposal, are required to be recorded as discontinued operations. As a result, we have restated prior year periods to reflect operations of the Ontario Airport Marriott, which we sold during the first quarter of 2003 as discontinued operations. The $13 million of discontinued operations in the first quarter of 2002 primarily relate to the St. Louis Marriott Pavilion which we disposed of in January 2002.

HOST MARRIOTT CORPORATION

Earnings per Share (a)

(unaudited, in millions, except per share amounts)

	Quarter ended March 28, 2003			Quarter ended March 22, 2002
	Income	Shares	Per Share Amount	Income	Shares	Per Share Amount
Net income (loss)	$(34)	264.3	$(.13)	$1	263.5	$—
Dividends on preferred stock	(9)	—	(.03)	(9)	—	(.03)

Basic and diluted loss	$(43)	264.3	$(.16)	$(8)	263.5	$(.03)

(a)	Basic earnings per common share is computed by dividing net income (loss) available to common shareholders by the weighted average number of shares of common stock outstanding. Diluted earnings (loss) per common share is computed by dividing net income (loss) available to common shareholders as adjusted for potentially dilutive securities, by the weighted average number of shares of common stock outstanding plus other potentially dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, those preferred OP Units held by minority partners, other minority interests that have the option to convert their limited partnership interests to common OP Units and the Convertible Preferred Securities. All securities were anti-dilutive for all periods presented.

HOST MARRIOTT CORPORATION

Reconciliation of Net Loss to Comparative Funds From Operations

(unaudited, in millions, except per share amounts)

	Quarter ended March 28, 2003			Quarter ended March 22, 2002 (a)
	Income	Shares	Per Share Amount	Income	Shares	Per Share Amount
Net loss available to common shareholders	$(43)	264.3	$(.16)	$(8)	263.5	$(.03)
Adjustments to net loss:
Loss from discontinued operations	—	—	—	(13)	—	(.05)
Depreciation and amortization	86	—	.33	83	—	.32
Partnership adjustments	3	—	.01	6	—	.02
Tax benefit of lease repurchase (b)	3	—	.01	3	—	.01
Comparative Funds From Operations of minority partners of Host LP (c)	(5)	—	(.02)	(6)	—	(.02)
Adjustments to dilutive share count: (d)
Assuming distributions of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	2.5	(.01)	—	3.1	(.01)

Assuming conversion of Convertible Preferred Securities	—	—	—	7	30.9	—

Diluted Comparative Funds From Operations (e)	$44	266.8	$.16	$72	297.5	$.24

(a)	In accordance with the Securities and Exchange Commission guidance under Staff Accounting Bulletin 101, “Revenue Recognition in Financial Statements,” we do not recognize contingent rent as a component of net income until all contingencies have been met. Upon adoption of recent guidance related to non-GAAP financial measures, we have correspondingly excluded this contingent rent from our calculation of Comparative FFO for the first quarter of 2003 and 2002. We had previously included contingent rent as a component of Comparative FFO and we have restated first quarter 2002 Comparative FFO to reflect the adoption of this guidance.

(b)	This adjustment reflects the realization of the income tax benefit recognized as a result of the purchase of the 120 leasehold interests at year-end 2000 and during June 2001, which under the NAREIT definition of FFO would be excluded from the calculation of FFO. Excluding this adjustment, FFO would have been $41 million, or $.15 per share, for the first quarter of 2003 and $69 million, or $.23 per share, for the first quarter of 2002.

(c)	This adjustment reflects the Comparative FFO attributable to the interests in Host LP.

(d)	The share count has not been adjusted for the minority common and preferred OP Units outstanding as they were antidilutive for all periods presented. For the quarter ended March 28, 2003 there were 27.6 million weighted average units outstanding with a minority interest in Comparative FFO of $5 million. For the quarter ended March 22, 2002 there were 21.5 million weighted average units outstanding with a minority interest in comparative FFO of $6 million. There would be no change in the reported Diluted Comparative FFO per share had these minority units been converted.

(e)	Diluted comparative funds from operations is computed by dividing comparative funds from operations as adjusted for potentially dilutive securities, by the weighted average number of shares of common stock outstanding plus other potentially dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, those preferred OP Units held by minority partners, other minority interests that have the option to convert their limited partnership interest to common OP Units and the Convertible Preferred Securities. No effect is shown for securities if they are anti-dilutive.

HOST MARRIOTT CORPORATION

EBITDA and Comparative Funds From Operations Reconciliation

for First Quarter 2003 and First Quarter 2002

(unaudited, in millions)

	Quarter ended
	March 28, 2003	March 22, 2002
Net income (loss)	$(34)	$1
Income from discontinued operations	—	(13)
Interest expense	111	105
Dividends on Convertible Preferred Securities	7	7
Depreciation and amortization	88	83
Minority interest (income) expense	(1)	5
Income taxes	(4)	4
Equity in losses of affiliates	6	4
Other changes, net (a)	2	8

EBITDA of Host LP	175	204
Distributions to minority interest partners of Host LP (b)	—	—

EBITDA of Host Marriott	$175	$204

EBITDA of Host LP	$175	$204
Interest expense	(111)	(105)
Dividends on Convertible Preferred Securities	(7)	(7)
Dividends on preferred stock	(9)	(9)
Income taxes	4	(4)
Partnership adjustments and other	(6)	(11)
Tax benefit of lease repurchase (c)	3	3

Comparative Funds From Operations of Host LP	49	71
Comparative Funds From Operations of minority partners of Host LP (d)	(5)	(6)

Comparative Funds From Operations of Host Marriott	$44	$65

(a)	We remove non-cash items from EBITDA, which include compensation expense for stock compensation plans, gains on acquisitions and dispositions, income (loss) from equity investments, purchase tax benefits and fair market value adjustments for foreign currency and derivatives.

(b)	Host Marriott held approximately 90% and 92% of the outstanding OP Units of Host LP at March 28, 2003 and March 22, 2002, respectively. The distributions to minority interest partners of Host LP reflect cash distributions made during the quarter to minority holders of OP Units and holders of certain preferred OP Units.

(c)	This adjustment reflects the realization of the income tax benefit as a result of the purchase of the 120 leasehold interests at year-end 2000 and during June 2001.

(d)	This adjustment reflects the Comparative FFO attributable to the minority interest partners of Host LP.

HOST MARRIOTT CORPORATION

EBITDA Reconciliation for Full Year 2003 Forecasts (a)

(unaudited, in millions)

	Full Year 2003
	Low-end of Range	High-end of Range
Net Loss	$(138)	$(118)
Interest expense	469	469
Dividends on Convertible Preferred Securities	32	32
Depreciation and amortization	377	377
Minority interest (income) expense	(8)	(6)
Income taxes	(3)	2
Equity in (earnings) losses of affiliates	13	13
Other changes, net	8	6

EBITDA of Host LP	750	775
Distributions to minority interest partners of Host LP	—	—

EBITDA of Host Marriott	$750	$775

See notes on page 15.

HOST MARRIOTT CORPORATION

Reconciliation of Diluted Earnings per Share to Comparative Funds

From Operations per Share for Second Quarter 2003 Forecasts (a)

(unaudited, in millions, except per share amounts)

	Low-end of Range
	Second Quarter 2003 Forecast
	Income	Shares	Per Share Impact
Forecast Diluted Loss available to common shareholders	$(32)	264.5	$(.12)
Adjustments to net loss:
Depreciation and amortization	86	—	.32
Partnership adjustments	4	—	.02
Tax benefit of lease repurchase (b)	3	—	.01
Comparative Funds From Operations of minority partners of Host LP (c)	(7)	—	(.02)
Adjustment to dilutive share count: (d)
Assuming distributions of common shares granted under the comprehensive stock plan, less shares assumed purchased at average market price	—	2.5	(.01)

Forecast Diluted Comparative Funds From Operations	$54	267.0	$.20

	High-end of Range
	Second Quarter 2003 Forecast
	Income	Shares	Per Share Impact
Forecast Diluted Loss available to common shareholders	$(24)	264.5	$(.09)
Adjustments to net loss:
Depreciation and amortization	86	—	.33
Partnership adjustments	4	—	.02
Tax benefit of lease repurchase (b)	3	—	.01
Comparative Funds From Operations of minority partners of Host LP (c)	(7)	—	(.03)
Adjustment to dilutive share count: (d)
Assuming distributions of common shares granted under the comprehensive stock plan, less shares assumed purchased at average market price	—	2.5	(.01)

Forecast Diluted Comparative Funds From Operations	$62	267.0	$.23

See notes on page 15.

HOST MARRIOTT CORPORATION

Reconciliation of Diluted Earnings per Share to Comparative Funds

From Operations per Share for Full Year 2003 Forecasts (a)

(unaudited, in millions, except per share amounts)

	Low-end of Range
	Full Year 2003 Forecast
	Income	Shares	Per Share Impact
Forecast Diluted Loss available to common shareholders	$(174)	267.0	$(.65)
Adjustments to net loss:
Depreciation and amortization	371	—	1.40
Partnership adjustments	7	—	.03
Tax benefit of lease repurchase (b)	12	—	.04
Comparative Funds From Operations of minority partners of Host LP (c)	(20)	—	(.08)
Adjustment to dilutive share count: (d)	—	—	—
Assuming distributions of common shares granted under the comprehensive stock plan, less shares assumed purchased at average market price	—	2.5	(.01)

Forecast Diluted Comparative Funds From Operations	$196	269.5	$.73

	High-end of Range
	Full Year 2003 Forecast
	Income	Shares	Per Share Impact
Forecast Diluted Loss available to common shareholders	$(153)	267.0	$(.57)
Adjustments to net loss:
Depreciation and amortization	371	—	1.40
Partnership adjustments	9	—	.03
Tax benefit of lease repurchase (b)	12	—	.04
Comparative Funds From Operations of minority partners of Host LP (c)	(22)	—	(.08)
Adjustment to dilutive share count: (d)	—	—	—
Assuming distributions of common shares granted under the comprehensive stock plan, less shares assumed purchased at average market price	—	2.5	(.01)

Forecast Diluted Comparative Funds From Operations	$217	269.5	$.81

See notes on page 15.

HOST MARRIOTT CORPORATION

Notes to Second Quarter and Full-Year 2003 Forecasts

(a)	The amounts shown in these reconciliations are based on management’s estimate of operations for full year 2003 and the second quarter of 2003. These tables are forward-looking and as such contain assumptions by management based on known and unknown risks, uncertainties and other factors which may cause the actual transactions, results, performance or achievements to be materially different from any future transactions, results, performance or achievements expressed or implied by this table. General economic conditions, competition and governmental actions will affect future transactions, results, performance and achievements. Although we believe the expectations reflected in this reconciliation are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviations will not be material.

For purposes of preparing the second quarter and full-year 2003 forecasts, we have made the following assumptions:

•	RevPAR will decrease between 6% and 8% for the second quarter and decrease between 2% and 3% for the full year 2003 for the low and high ends of the forecasted ranges, respectively.

•	Comparable hotel-level EBITDA margins will decrease between 2.0 percentage points and 2.5 percentage points for the full year 2003 for the low and high end of the forecasted ranges, respectively.

•	$175 million of hotels will be sold during 2003 and the proceeds are utilized to retire debt.

•	$210 million in renewal and replacement capital expenditures will be incurred during 2003.

•	Fully diluted shares will be 267.0 million and 269.5 million for the second quarter and full year, respectively.

(b)	This adjustment reflects the realization of the income tax benefit recognized as a result of the purchase of the 120 leasehold interests at year-end 2000 and during June 2001.

(c)	Represents the Comparative FFO attributable to the interest in Host LP held by the minority partners during 2003.

(d)	These shares are dilutive for purposes of the Comparative FFO per share calculation, yet are anti-dilutive for the purposes of the earnings per share calculation. This is due to the net loss that is forecasted for 2003 compared to net earnings for FFO for the year.

HOST MARRIOTT CORPORATION

Other Financial Data

(unaudited, in millions, except per share and ratio data)

	March 28, 2003	December 31, 2002
Equity
Common shares outstanding	264.5	263.7
Common shares and minority-held common OP Units outstanding	292.1	291.5
Preferred OP Units outstanding	.02	.02
Class A Preferred stock outstanding	4.1	4.1
Class B Preferred stock outstanding	4.0	4.0
Class C Preferred stock outstanding	6.0	6.0

Security pricing:
Share price—common (a)	$6.92	$8.85
Share price—Class A Preferred (a)	$22.80	$26.15
Share price—Class B Preferred (a)	$22.50	$25.65
Share price—Class C Preferred (a)	$22.25	$25.70
Share price—Convertible Preferred Securities (a)	$33.13	$36.94

Dividends per share
Common (b)	$—	$—
Class A Preferred (c)	$.625	$2.50
Class B Preferred (c)	$.625	$2.50
Class C Preferred (c)	$.625	$2.50

Debt
Percentage of fixed rate debt	90%	90%
Weighted average interest rate	7.8%	7.9%
Weighted average debt maturity	5.3 years	5.5 years
Credit facility, outstanding balance	$—	$—

Other Financial Data
Construction in progress	$46	$39

(a)	Share prices are the closing price on the balance sheet date, as reported by the New York Stock Exchange for the common and preferred stock. The shares of Convertible Preferred Securities are not traded on an exchange. Our Convertible Preferred Securities per share price is deemed to be the higher of the buy or sell price as provided by the trading desk for Goldman Sachs in New York, New York.

(b)	We did not declare a common stock dividend in the first quarter of 2003 or in full year 2002.

(c)	Dividends reflect a quarterly cash dividend of $.625 per share for the Class A, Class B and Class C Preferred Stock or $2.50 on an annual basis.

HOST MARRIOTT CORPORATION

Hotel Operational Data

Comparable Property Statistics

(unaudited)

Comparable by Region

	As of March 28, 2003		Quarter ended March 28, 2003			Quarter ended March 22, 2002
	No. of Properties	No. of Rooms	Average Daily Rate	Average Occupancy Percentages	RevPAR (a)	Average Daily Rate	Average Occupancy Percentages	RevPAR (a)	Percent Change in RevPAR
Atlanta	15	6,563	$139.05	68.6%	$95.43	$142.84	69.2%	$98.78	(3.4)%
DC Metro	13	4,998	137.43	65.0	89.33	134.90	62.8	84.74	5.4
Florida	13	7,582	175.18	77.0	134.96	173.41	79.7	138.15	(2.3)
International	6	2,552	105.25	67.3	70.87	109.25	65.4	71.45	(0.8)
Mid-Atlantic	9	6,222	167.28	69.6	116.50	176.77	76.2	134.69	(13.5)
Mountain	8	3,313	115.19	65.1	75.00	128.20	68.5	87.84	(14.6)
New England	6	2,277	114.61	55.0	63.09	117.02	57.9	67.81	(7.0)
North Central	15	5,395	112.83	60.1	67.85	112.40	62.0	69.64	(2.6)
Pacific	22	11,526	157.00	66.5	104.42	158.51	70.3	111.47	(6.3)
South Central	12	6,514	133.43	77.8	103.76	140.37	78.7	110.50	(6.1)

All Regions	119	56,942	144.66	68.6	99.26	148.28	70.9	105.09	(5.5)

Other Portfolio Statistics
	As of March 28, 2003		Quarter ended March 28, 2003			Quarter ended March 22, 2002
	No. of Properties	No. of Rooms	Average Daily Rate	Average Occupancy Percentages	RevPAR	Average Daily Rate (a)	Average Occupancy Percentages	RevPAR (a)	Percent Change in RevPAR
Ritz-Carlton (b)	9	3,536	$254.66	64.3%	$157.98	$241.68	66.2%	$159.91	(1.2)%

(a)	RevPAR represents room revenue per available room, which measures daily room revenues generated on a per room basis, excluding food and beverage revenues or other ancillary revenues generated by the properties.

(b)	Includes nine Ritz-Carlton properties owned by us for all periods presented, excluding The Ritz-Carlton, Naples Golf Resort, which was placed in service in January 2002.

HOST MARRIOTT CORPORATION

Hotel Operational Data

Property Statistics by Region (All Properties)

(unaudited)

	As of March 28, 2003		Quarter ended March 28, 2003			Quarter ended March 22, 2002
	No. of Properties	No. of Rooms	Average Daily Rate	Average Occupancy Percentages	RevPAR (a)	Average Daily Rate	Average Occupancy Percentages	RevPAR (a)	Percent Change in RevPAR
Atlanta	15	6,563	$139.05	68.6%	$95.43	$142.84	69.2%	$98.78	(3.4)%
DC Metro	13	4,998	137.43	65.0	89.33	134.90	62.8	84.74	5.4
Florida	14	7,877	179.05	76.8	137.49	176.57	79.2	139.92	(1.7)
International	6	2,552	105.25	67.3	70.87	109.25	65.4	71.45	(0.8)
Mid-Atlantic	10	6,726	169.71	69.7	118.27	175.57	75.4	132.32	(10.6)
Mountain	8	3,313	115.19	65.1	75.00	128.14	68.5	87.80	(14.6)
New England	7	3,416	129.98	60.6	78.82	117.02	57.9	67.81	16.2
North Central	15	5,395	112.83	60.1	67.85	112.40	62.0	69.64	(2.6)
Pacific	22	11,526	156.44	66.6	104.18	157.25	70.5	110.88	(6.0)
South Central	12	6,514	133.43	77.8	103.76	139.51	77.5	108.05	(4.0)

All Regions	122	58,880	145.89	68.7	100.20	148.55	70.7	105.04	(4.6)

HOST MARRIOTT CORPORATION

Schedule of Comparable Hotel-Level Results (a)

(unaudited, in millions, except hotel statistics)

	Quarter ended
	March 28, 2003	March 22, 2002
Number of hotels	119	119
Number of rooms	56,942	56,942
Percent change in Comparable RevPAR	(5.5)%	—
Operating profit margin under GAAP (b)	10.1%	13.9%
Comparable hotel-level EBITDA margin (b)	23.3%	27.2%

Revenues
Room	$445	$471
Food and beverage	238	248
Other	53	58

Hotel sales (c)	736	777

Expenses
Room	108	111
Food and beverage	174	176
Other	30	31
Management fees, ground rent and other costs	253	248

Hotel expenses	565	566

Comparable Hotel-Level EBITDA	171	211

Non-comparable hotel results, net (d)	10	(2)
Office building and limited service properties, net	—	—
Other income	2	—
Depreciation and amortization	(88)	(83)
Corporate and other expenses	(14)	(17)

Operating Profit (b)	$81	$109

(a)	We consider 119 of our hotels to be comparable properties for the periods presented. The three non-comparable properties that we currently own for the periods presented are the New York Financial Center Marriott (substantially damaged in the September 11, 2001 terrorist attacks and re-opened in January 2002), the Boston Marriott Copley Place (acquired in June 2002), and The Ritz-Carlton, Naples Golf Resort (opened January 2002).

(b)	Operating profit margins under GAAP are calculated from our consolidated statement of operations on page 7 and are based on operating profit of $81 million and $109 million, respectively, divided by total revenues of $805 million and $787 million, respectively, for the first quarters of 2003 and 2002. Comparable hotel-level EBITDA margins are calculated based on comparable hotel-level EBITDA of $171 million and $211 million, respectively, divided by comparable hotel sales of $736 million and $777 million, respectively, for the first quarters of 2003 and 2002.

HOST MARRIOTT CORPORATION

Schedule of Comparable Hotel-Level Results (a)

(unaudited, in millions, except hotel statistics)

(c)	The reconciliation of hotel sales per the consolidated statements of operations to the comparable hotel sales is as follows:

	Quarter ended
	March 28, 2003	March 22, 2002
Hotel sales per the consolidated statement of operations	$776	$761
Non-comparable hotel sales	(45)	(24)
Hotel sales included in rental income in the consolidated statement of operations	22	21
Adjustment for hotel sales for comparable properties to reflect twelve weeks of operations for Marriott-managed hotels	(17)	19

Hotel sales for comparable properties	$736	$777

(d)	Non-comparable hotel results, net, includes operations for our non-comparable hotels described in note (a), as well as $2 million and $(4) million, respectively, of operating profit for the first quarter of 2003 and 2002 related to calendar year-end adjustments for our Marriott-managed hotels discussed on page 5. Hotel sales and expenses for our non-comparable properties were $45 million and $36 million, respectively, for the first quarter of 2003 and $24 million and $22 million, respectively, for the first quarter of 2002.